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                                                                     EXHIBIT 8.1




                                                              January 23, 2003



HRPT Properties Trust
400 Centre Street
Newton, Massachusetts  02458

Ladies and Gentlemen:

         In connection with the registration by HRPT Properties Trust, a Maryland real estate investment trust (the "Company"), of $200,000,000 of its 6.40% Senior Notes due February 15, 2015, the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "SEC") as
Exhibit 8.1 to the Company's Current Report on Form 8-K to be filed within one week of the date hereof, under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         We have acted as counsel for the Company in connection with its Registration Statement on Form S-3, File No. 333-56051 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), and we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, corporate records, certificates and statements of officers and accountants of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the Company's declaration of trust, as amended and restated, and the by-laws of the Company, as amended and restated; (ii) the prospectus supplement dated January 23, 2003 (the "Prospectus Supplement") to the final prospectus dated June 15, 1998 (as supplemented by the Prospectus Supplement, the "Prospectus") which forms a part of the Registration Statement; and (iii) the sections in the Company's Form 10-K for the year ended December 31, 2001 captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts." With respect to all questions of fact on which the opinion set forth below is based, we have assumed the accuracy and completeness of and have relied on the information set forth in the Prospectus and the Form 10-K and in the documents incorporated therein by


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HRPT Properties Trust
January 23, 2003
Page 2


reference, and on representations made to us by officers of the Company. We have not independently verified such information.

         The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury Regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "Tax Laws"), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, the "ERISA Laws"). No assurance can be given that the Tax Laws or the ERISA Laws will not change. In preparing the discussions with respect to Tax Laws and ERISA Laws matters in the sections of the Form 10-K captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," we have made certain assumptions and expressed certain conditions and qualifications therein, all of which assumptions, conditions and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy and completeness of: (i) the information set forth in the Form 10-K, the Prospectus, and in the documents incorporated therein by reference; and (ii) representations made to us by officers of the Company or contained in the Form 10-K or the Prospectus in each such instance without regard to qualifications such as "to the best knowledge of" or "in the belief of".

         We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Form 10-K or the Prospectus (or the documents incorporated in either by reference) have been consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

         Based upon and subject to the foregoing, we are of the opinion that the discussions with respect to Tax Laws and ERISA Laws matters in the sections of the Form 10-K captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts," as supplemented by the discussion in the Prospectus Supplement captioned "Material federal income tax considerations," in all material respects are accurate and fairly summarize the Tax Laws issues and the ERISA Laws issues addressed therein, and hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matter thereof.

         Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions. Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in the Tax Laws or the ERISA Laws.


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HRPT Properties Trust
January 23, 2003
Page 3


         This opinion is intended solely for the benefit and use of the Company, and is not to be used, released, quoted, or relied upon by anyone else for any purpose (other than as required by law) without our prior written consent. We hereby consent to filing of a copy of this opinion as an exhibit to the Form 8-K, which is incorporated by reference in the Company's Registration Statement under the Act, and to the references to our firm in the Form 10-K and the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the SEC promulgated thereunder.

                                                  Very truly yours,

                                                  /s/ Sullivan & Worcester LLP

                                                  SULLIVAN & WORCESTER LLP